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                                     EXHIBIT 11.1

                                     ENCAD, INC.
                STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                       Three months ended    Six months ended
                                         June 30, 1996         June 30, 1996
                                       ------------------    ----------------
EARNINGS PER SHARE
(in thousands, except for per share amounts)

PRIMARY

Weighted average number of common
  shares outstanding                               11,177              11,196
Assumed exercise of outstanding stock
  options (1)                                         460                 604
                                       ------------------    ----------------
Weighted average common and common
  equivalent shares                                11,637              11,800
                                       ------------------    ----------------
                                       ------------------    ----------------
Net income                              $           2,805     $         4,904
                                       ------------------    ----------------
                                       ------------------    ----------------
Primary earnings per share              $             .24     $           .42
                                       ------------------    ----------------
                                       ------------------    ----------------

FULLY DILUTED EARNINGS PER SHARE

Weighted average number of common
  shares outstanding                               11,177              11,196
Assumed exercise of outstanding stock
  options (1)                                         519                 604
                                       ------------------    ----------------
Weighted average common and common
  equivalent shares                                11,696              11,800
                                       ------------------    ----------------
                                       ------------------    ----------------
Net income                              $           2,805     $         4,904
                                       ------------------    ----------------
                                       ------------------    ----------------
Fully diluted earnings per share (2)    $             .24     $           .42
                                       ------------------    ----------------
                                       ------------------    ----------------

(1)   Computed using the treasury stock method.
(2) Fully diluted earnings per share is not relevant since the amounts are antidilutive.


                                         S-1